EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

         As independent certified public accountants of Peabodys Coffee, Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 26, 2003 in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.




/s/ Nicholson & Olson
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Roseville, California
January 8, 2004